PRA Group Reports Second Quarter 2022 Results

NORFOLK, Va., August 8, 2022 - PRA Group, Inc. (Nasdaq: PRAA) (the "Company"), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the second quarter of 2022 ("Q2 2022").

Q2 2022 Highlights
•Total portfolio purchases of $231.3 million.
•Total cash collections were $444.1 million.
•Estimated remaining collections (ERC)1 of $5.6 billion.
•Cash efficiency ratio2 of 61.3%.
•Diluted earnings per share were $0.91.
•Common stock repurchases3 of $34.9 million, or 0.8 million shares.
•Debt to Adjusted EBITDA4 for the 12 months ended June 30, 2022 was 2.03x.
•Available capacity under the Company's credit facilities of $1.6 billion; $452.9 million after considering borrowing base restrictions.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands, except per share amounts)	2022	2021	2022	2021
Net income attributable to PRA Group, Inc.	$36,484	$55,996	$76,456	$114,402
Diluted earnings per share	$0.91	$1.22	$1.88	$2.48

“We had a solid purchasing quarter, driven by increased portfolio acquisitions in Europe, specifically in Northern Europe,” said Kevin Stevenson, president and chief executive officer. “We continue to see deterioration in consumer savings, higher credit card balances, and rising delinquency rates, which we believe suggests that more supply will be available in the coming months. Our strong balance sheet and geographic diversity provide us with a significant competitive advantage in capitalizing on what appears to be an increasingly favorable purchasing environment, and permit us to be disciplined in our capital allocation strategy. During the quarter, we repurchased nearly $35 million of shares of our common stock, underscoring our commitment to deploy capital in the areas that can generate the highest returns for our shareholders. Looking ahead, we will continue executing this measured strategy, while remaining active in the market and preparing to ramp up our purchasing as supply increases."

1.Refers to the sum of all future projected cash collections on the Company's nonperforming loan portfolios.
2.Calculated by dividing cash receipts less operating expense by cash receipts.
3.Share repurchases are subject to market conditions and other factors, and the share repurchase program remains subject to the discretion of PRA Group, Inc.'s board of directors.
4.A reconciliation of this non-GAAP financial measure to the most comparable GAAP measure can be found at the end of this press release.

Cash Collections and Revenues
The following table presents cash collections by quarter and by source on an as reported and constant currency-adjusted basis:

Cash Collection Source	2022		2021
($ in thousands)	Q2	Q1	Q4	Q3	Q2
Americas and Australia Core	$244,377	$270,284	$257,705	$276,691	$324,845
Americas Insolvency	34,278	35,209	36,851	37,464	37,768
Europe Core	142,470	151,162	155,853	151,625	157,637
Europe Insolvency	22,935	24,325	23,262	22,574	23,579
Total Cash Collections	$444,060	$480,980	$473,671	$488,354	$543,829

Cash Collection Source -
Constant Currency Adjusted	2022				2021
($ in thousands)	Q2				Q2
Americas and Australia Core	$244,377				$325,895
Americas Insolvency	34,278				37,744
Europe Core	142,470				140,199
Europe Insolvency	22,935				21,227
Total Cash Collections	$444,060				$525,065

•Total cash collections in Q2 2022 decreased 18.3%, or 15.4% on a constant currency adjusted basis, to $444.1 million compared to $543.8 million in the second quarter of 2021 ("Q2 2021"). The decrease was driven primarily by a 32.5% decrease in U.S. call center and other collections, and a 15.8% decrease in U.S. legal collections. The overall decrease in U.S. cash collections was due to excess consumer liquidity in 2021, which generated high levels of collections then, as well as lower levels of portfolio purchases. Europe cash collections decreased by 8.7%; however, on a currency adjusted basis, they increased by 2.5%. For the six months ended June 30, 2022, cash collections decreased $174.7 million compared to the same period last year.
•Total portfolio revenue in Q2 2022 was $250.6 million compared to $282.7 million in Q2 2021.

Expenses
•Operating expenses in Q2 2022 decreased by $6.9 million, or 3.8%, compared to Q2 2021. The decrease was primarily driven by:
◦a 6.9% decrease in compensation and employee services expenses primarily due to the level and timing of compensation accruals in the prior year and lower collector compensation expenses in the U.S. call centers; and
◦a 22.3% decrease in legal collection fees due to lower external legal cash collections, which was partially offset by a 31.1% increase in outside fees and services related to higher corporate legal expenses.
•For the six months ended June 30, 2022, operating expenses decreased $17.0 million to $343.2 million compared to $360.1 million in the same period last year.
•The effective tax rate for the six months ended June 30, 2022 was 20.3%.

Portfolio Acquisitions
•The Company purchased $231.3 million in portfolios of nonperforming loans in Q2 2022.
•At the end of Q2 2022, the Company had in place maximum forward flow commitments1 of up to $960.2 million, comprised of $300.9 million in the Americas and Australia and $659.3 million in Europe.

1.Contractual agreements with sellers of nonperforming loans that allow for the purchase of nonperforming portfolios at pre-established prices.

Portfolio Purchase Source	2022		2021
($ in thousands)	Q2	Q1	Q4	Q3	Q2
Americas and Australia Core	$99,962	$90,639	$90,263	$162,451	$98,901
Americas Insolvency	6,369	9,118	21,183	9,878	14,642
Europe Core	123,814	38,764	60,430	212,194	106,134
Europe Insolvency	1,202	8,929	29,820	7,424	—
Total Portfolio Acquisitions	$231,347	$147,450	$201,696	$391,947	$219,677

Share Repurchases
•The Company repurchased $34.9 million, or 0.8 million shares, with $92.7 million remaining under its current share repurchase plan as of June 30, 2022.
•At June 30, 2022, the Company has repurchased more than 14% of its common stock since it began its share repurchases in 2021.

Conference Call Information
PRA Group, Inc. will hold a conference call today at 5:00 p.m. Eastern time to discuss its financial and operational results.

To listen to a webcast of the call and view the accompanying slides, visit https://ir.pragroup.com/events-and-presentations. To listen by phone, call 844-835-9982 in the U.S. or 412-317-5267 outside the U.S., and ask the operator for the PRA Group conference call. To listen to a replay of the call, either visit the same website until August 8, 2023, or call 877-344-7529 in the U.S. or 412-317-0088 outside the U.S. and use access code 6057434 until August 15, 2022.

The Company plans to report its third quarter 2022 results after market close on November 3, 2022.

About PRA Group, Inc.
As a global leader in acquiring and collecting nonperforming loans, PRA Group, Inc. returns capital to banks and other creditors to help expand financial services for consumers in the Americas, Europe and Australia. With thousands of employees worldwide, PRA Group, Inc. companies collaborate with customers to help them resolve their debt. For more information, please visit www.pragroup.com.

About Forward Looking Statements
Statements made herein that are not historical in nature, including PRA Group, Inc.’s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group, Inc.’s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that our expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group, Inc. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group, Inc.’s filings with the Securities and Exchange Commission, including PRA Group, Inc.’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group, Inc.'s website and contain a detailed discussion of PRA Group, Inc.'s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA Group, Inc. assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group, Inc.’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Unaudited Consolidated Income Statements
(Amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Portfolio income	$194,009	$219,137	$401,541	$450,809
Changes in expected recoveries	56,567	63,548	86,481	113,684
Total portfolio revenue	250,576	282,685	488,022	564,493
Fee income	6,467	2,453	8,297	4,634
Other revenue	1,219	491	2,548	5,971
Total revenues	258,262	285,629	498,867	575,098
Operating expenses:
Compensation and employee services	74,137	79,632	145,233	153,616
Legal collection fees	9,554	12,289	20,427	25,215
Legal collection costs	17,746	18,469	34,303	39,781
Agency fees	14,826	15,908	32,214	31,499
Outside fees and services	27,493	20,973	46,871	41,733
Communication	9,528	10,594	22,111	23,257
Rent and occupancy	4,633	4,643	9,620	9,123
Depreciation and amortization	3,865	3,815	7,643	7,796
Other operating expenses	12,743	15,092	24,741	28,110
Total operating expenses	174,525	181,415	343,163	360,130
Income from operations	83,737	104,214	155,704	214,968
Other income and (expense):
Interest expense, net	(31,562)	(30,836)	(63,310)	(62,388)
Foreign exchange gain/(loss)	1,319	(1,079)	787	(1,105)
Other	(181)	183	(671)	209
Income before income taxes	53,313	72,482	92,510	151,684
Income tax expense	14,177	11,921	18,756	29,243
Net income	39,136	60,561	73,754	122,441
Adjustment for net income/(loss) attributable to noncontrolling interests	2,652	4,565	(2,702)	8,039
Net income attributable to PRA Group, Inc.	$36,484	$55,996	$76,456	$114,402
Net income per common share attributable to PRA Group, Inc.:
Basic	$0.92	$1.22	$1.90	$2.50
Diluted	$0.91	$1.22	$1.88	$2.48
Weighted average number of shares outstanding:
Basic	39,779	45,807	40,278	45,738
Diluted	39,900	46,059	40,602	46,051

PRA Group, Inc.
Consolidated Balance Sheets
(Amounts in thousands)

	(unaudited)
	June 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$67,974	$87,584
Investments	86,386	92,977
Finance receivables, net	3,183,632	3,428,285
Income taxes receivable	42,207	41,146
Deferred tax assets, net	63,810	67,760
Right-of-use assets	55,877	56,713
Property and equipment, net	54,182	54,513
Goodwill	437,032	480,263
Other assets	97,653	57,002
Total assets	$4,088,753	$4,366,243
Liabilities and Equity
Liabilities:
Accounts payable	$4,689	$3,821
Accrued expenses	97,139	127,802
Income taxes payable	15,575	19,276
Deferred tax liabilities, net	44,029	36,630
Lease liabilities	60,681	61,188
Interest-bearing deposits	114,383	124,623
Borrowings	2,481,622	2,608,714
Other liabilities	28,268	59,352
Total liabilities	2,846,386	3,041,406
Equity:
Preferred stock, $0.01 par value, 2,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000 shares authorized, 39,639 shares issued and outstanding at June 30, 2022; 100,000 shares authorized, 41,008 shares issued and outstanding at December 31, 2021	396	410
Additional paid-in capital	—	—
Retained earnings	1,554,237	1,552,845
Accumulated other comprehensive loss	(347,821)	(266,909)
Total stockholders' equity - PRA Group, Inc.	1,206,812	1,286,346
Noncontrolling interest	35,555	38,491
Total equity	1,242,367	1,324,837
Total liabilities and equity	$4,088,753	$4,366,243

Select Expenses (Income) Amounts in thousands, pre-tax

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

Noncash interest expense - amortization of debt discount	—	—	—	—	—	—	1,959	2,388
Noncash interest expense - amortization of debt issuance costs	2,471	2,627	2,455	2,406	2,391	2,256	2,393	2,476
Change in fair value of derivatives	1,525	2,726	3,115	2,982	2,911	3,102	3,875	3,701
Amortization of intangibles	77	83	(269)	104	105	181	1,792	360
Stock-based compensation expense	3,849	3,891	3,470	4,317	4,040	4,113	5,370	3,097

Purchase Price Multiples as of June 30, 2022 Amounts in thousands
Purchase Period	Purchase Price (2)(3)	Total Estimated Collections (4)	Estimated Remaining Collections (5)	Current Purchase Price Multiple	Original Purchase Price Multiple (6)
Americas and Australia Core
1996-2011	$1,287,821	$4,129,821	$28,610	321%	240%
2012	254,076	658,792	14,240	259%	226%
2013	390,826	901,496	18,209	231%	211%
2014	404,117	867,655	29,052	215%	204%
2015	443,114	909,063	67,094	205%	205%
2016	455,767	1,100,432	126,762	241%	201%
2017	532,851	1,216,134	195,337	228%	193%
2018	653,975	1,435,326	256,051	219%	202%
2019	581,476	1,264,852	338,254	218%	206%
2020	435,668	939,503	412,666	216%	213%
2021	435,846	823,057	652,069	189%	191%
2022	189,008	326,906	314,050	173%	173%
Subtotal	6,064,545	14,573,037	2,452,394
Americas Insolvency
1996-2011	786,827	1,752,738	487	223%	174%
2012	251,395	393,285	34	156%	136%
2013	227,834	355,469	241	156%	133%
2014	148,420	218,894	930	147%	124%
2015	63,170	87,521	188	139%	125%
2016	91,442	116,606	520	128%	123%
2017	275,257	354,999	11,154	129%	125%
2018	97,879	136,590	26,747	140%	127%
2019	123,077	166,922	63,023	136%	128%
2020	62,130	86,969	54,366	140%	136%
2021	55,187	75,444	62,017	137%	136%
2022	15,487	21,168	20,497	137%	137%
Subtotal	2,198,105	3,766,605	240,204
Total Americas and Australia	8,262,650	18,339,642	2,692,598
Europe Core
2012	20,409	43,182	—	212%	187%
2013	20,334	26,618	—	131%	119%
2014 (1)	773,811	2,326,310	427,901	301%	208%
2015	411,340	727,139	169,579	177%	160%
2016	333,090	561,978	200,511	169%	167%
2017	252,174	358,481	131,223	142%	144%
2018	341,775	527,914	233,268	154%	148%
2019	518,610	775,679	392,617	150%	152%
2020	324,119	555,868	335,393	172%	172%
2021	412,411	702,825	542,754	170%	170%
2022	156,018	265,207	243,846	170%	170%
Subtotal	3,564,091	6,871,201	2,677,092
Europe Insolvency
2014 (1)	10,876	18,507	5	170%	129%
2015	18,973	28,867	332	152%	139%
2016	39,338	56,985	2,558	145%	130%
2017	39,235	49,996	6,627	127%	128%
2018	44,908	50,016	13,881	111%	123%
2019	77,218	102,120	38,269	132%	130%
2020	105,440	142,714	74,518	135%	129%
2021	53,230	71,526	52,846	134%	134%
2022	9,294	12,707	11,946	137%	137%
Subtotal	398,512	533,438	200,982
Total Europe	3,962,603	7,404,639	2,878,074
Total PRA Group	$12,225,253	$25,744,281	$5,570,672
(1)    Includes finance receivables portfolios that were acquired through the acquisition of Aktiv Kapital AS in 2014 (as described in our 2021 Form 10-K).
(2)Includes the acquisition date finance receivables portfolios that were acquired through our business acquisitions.
(3)Non-U.S. amounts are presented at the exchange rate at the end of the year in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the portfolio are presented at the year-end exchange rate for the respective year of purchase.
(4)Non-U.S. amounts are presented at the year-end exchange rate for the respective year of purchase.
(5)Non-U.S. amounts are presented at the June 30, 2022 exchange rate.
(6)The Original Purchase Price Multiple represents the purchase price multiple at the end of the year of acquisition.

Portfolio Financial Information Year-to-date as of June 30, 2022 Amounts in thousands
Purchase Period	Cash Collections (2)	Portfolio Income (2)	Change in Expected Recoveries (2)	Total Portfolio Revenue (2)	Net Finance Receivables as of June 30, 2022 (3)
Americas and Australia Core
1996-2011	$9,290	$4,850	$4,121	$8,971	$6,112
2012	4,060	1,537	2,856	4,393	4,779
2013	7,009	2,407	3,267	5,674	7,428
2014	8,428	3,112	4,006	7,118	10,827
2015	11,397	6,968	(903)	6,065	26,081
2016	22,959	16,400	(8,667)	7,733	42,829
2017	45,524	22,712	1,644	24,356	86,986
2018	86,025	29,629	38,110	67,739	148,802
2019	103,082	42,796	10,968	53,764	191,387
2020	108,985	49,429	(2,664)	46,765	236,150
2021	94,843	60,622	(29,540)	31,082	347,652
2022	13,059	9,735	(382)	9,353	184,283
Subtotal	514,661	250,197	22,816	273,013	1,293,316
Americas Insolvency
1996-2011	270	303	(34)	269	—
2012	300	33	267	300	—
2013	326	132	195	327	—
2014	402	432	(72)	360	101
2015	318	119	118	237	137
2016	1,063	193	136	329	326
2017	13,729	1,707	1,753	3,460	10,023
2018	13,556	1,942	2,566	4,508	24,213
2019	20,072	3,306	3,679	6,985	56,306
2020	9,970	3,120	908	4,028	44,517
2021	8,811	3,556	925	4,481	48,766
2022	670	379	355	734	15,391
Subtotal	69,487	15,222	10,796	26,018	199,780
Total Americas and Australia	584,148	265,419	33,612	299,031	1,493,096
Europe Core
2012	483	—	483	483	—
2013	276	—	276	276	—
2014 (1)	65,187	39,018	21,507	60,525	115,595
2015	22,334	10,469	5,643	16,112	91,262
2016	20,077	9,781	193	9,974	118,088
2017	13,643	4,750	2,254	7,004	89,349
2018	28,166	9,371	2,668	12,039	155,679
2019	49,329	14,970	4,040	19,010	268,004
2020	37,785	14,558	3,257	17,815	205,856
2021	48,978	21,573	2,524	24,097	324,509
2022	7,374	1,789	2,808	4,597	153,103
Subtotal	293,632	126,279	45,653	171,932	1,521,445
Europe Insolvency
2014 (1)	146	12	124	136	4
2015	386	133	(94)	39	261
2016	1,676	400	77	477	1,952
2017	3,834	360	644	1,004	6,079
2018	5,203	721	(1,224)	(503)	12,571
2019	10,823	2,017	570	2,587	33,313
2020	17,381	3,341	6,329	9,670	64,336
2021	7,025	2,551	590	3,141	41,617
2022	786	308	200	508	8,958
Subtotal	47,260	9,843	7,216	17,059	169,091
Total Europe	340,892	136,122	52,869	188,991	1,690,536
Total PRA Group	$925,040	$401,541	$86,481	$488,022	$3,183,632
(1)    Includes finance receivables portfolios that were acquired through the acquisition of Aktiv Kapital AS in 2014 (as described in our 2021 Form 10-K).
(2)Non-U.S. amounts are presented using the average exchange rates during the current reporting period.
(3)Non-U.S. amounts are presented at the June 30, 2022 exchange rate.

Cash Collections by Year, By Year of Purchase (1) as of June 30, 2022 Amounts in millions
		Cash Collections
Purchase Period	Purchase Price (3)(4)	1996-2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	Total
Americas and Australia Core
1996-2011	$1,287.8	$2,419.5	$486.0	$381.3	$266.3	$183.1	$119.0	$78.0	$56.0	$45.0	$29.7	$20.8	$9.3	$4,094.0
2012	254.1	—	56.9	173.6	146.2	97.3	60.0	40.0	27.8	17.9	11.8	9.0	4.1	644.6
2013	390.8	—	—	101.6	247.8	194.0	120.8	78.9	56.4	36.9	23.2	16.7	7.0	883.3
2014	404.1	—	—	—	92.7	253.4	170.3	114.2	82.2	55.3	31.9	22.3	8.4	830.7
2015	443.1	—	—	—	—	117.0	228.4	185.9	126.6	83.6	57.2	34.9	11.4	845.0
2016	455.8	—	—	—	—		138.7	256.5	194.6	140.6	105.9	74.2	23.0	933.5
2017	532.9	—	—	—	—	—	—	107.3	278.7	256.5	192.5	130.0	45.5	1010.5
2018	654.0	—	—	—	—	—	—	—	122.7	361.9	337.7	239.9	86.0	1,148.2
2019	581.5	—	—	—	—	—	—	—	—	143.8	349.0	289.8	103.1	885.7
2020	435.7	—	—	—	—	—	—	—	—	—	133.0	284.3	109.0	526.3
2021	435.8	—	—	—	—	—	—	—	—	—	—	85.0	94.8	179.8
2022	189.0	—	—	—	—	—	—	—	—	—	—	—	13.1	13.1
Subtotal	6,064.6	2,419.5	542.9	656.5	753.0	844.8	837.2	860.8	945.0	1,141.5	1,271.9	1,206.9	514.7	11,994.7
Americas Insolvency
1996-2011	786.8	667.4	336.8	313.7	244.7	128.2	44.6	8.4	4.0	2.1	1.3	0.8	0.3	1,752.3
2012	251.4	—	17.4	103.6	94.1	80.1	60.7	29.3	4.3	1.9	0.9	0.6	0.3	393.2
2013	227.8	—	—	52.5	82.6	81.7	63.4	47.8	21.9	2.9	1.3	0.8	0.3	355.2
2014	148.4	—	—	—	37.0	50.9	44.3	37.4	28.8	15.8	2.2	1.1	0.4	217.9
2015	63.2	—	—	—	—	3.4	17.9	20.1	19.8	16.7	7.9	1.3	0.3	87.4
2016	91.4	—	—	—	—	—	18.9	30.4	25.0	19.9	14.4	7.4	1.1	117.1
2017	275.3	—	—	—	—	—	—	49.1	97.3	80.9	58.8	44.0	13.7	343.8
2018	97.9	—	—	—	—	—	—	—	6.7	27.4	30.5	31.6	13.6	109.8
2019	123.1	—	—	—	—	—	—	—	—	13.4	31.4	39.1	20.0	103.9
2020	62.1	—	—	—	—	—	—	—	—	—	6.5	16.1	10.0	32.6
2021	55.2	—	—	—	—	—	—	—	—	—	—	4.5	8.8	13.3
2022	15.5	—	—	—	—	—	—	—	—	—	—	—	0.7	0.7
Subtotal	2,198.1	667.4	354.2	469.8	458.4	344.3	249.8	222.5	207.8	181.0	155.2	147.3	69.5	3,527.2
Total Americas and Australia	8,262.7	3,086.9	897.1	1,126.3	1,211.4	1,189.1	1,087.0	1,083.3	1,152.8	1,322.5	1,427.1	1,354.2	584.2	15,521.9
Europe Core
2012	20.4	—	11.6	9.0	5.6	3.2	2.2	2.0	2.0	1.5	1.2	1.2	0.5	40.0
2013	20.3	—	—	7.1	8.5	2.3	1.3	1.2	1.3	0.9	0.7	0.7	0.3	24.3
2014 (2)	773.8	—	—	—	153.2	292.0	246.4	220.8	206.3	172.9	149.8	149.2	65.2	1,655.8
2015	411.3	—	—	—	—	45.8	100.3	86.2	80.9	66.1	54.3	51.4	22.3	507.3
2016	333.1	—	—	—	—	—	40.4	78.9	72.6	58.0	48.3	46.7	20.1	365.0
2017	252.2	—	—	—	—	—	—	17.9	56.0	44.1	36.1	34.8	13.6	202.5
2018	341.8	—	—	—	—	—	—	—	24.3	88.7	71.2	69.1	28.2	281.5
2019	518.6	—	—	—	—	—	—	—	—	47.9	125.7	121.4	49.2	344.2
2020	324.1	—	—	—	—	—	—	—	—	—	32.4	91.7	37.8	161.9
2021	412.4	—	—	—	—	—	—	—	—	—	—	48.4	49.0	97.4
2022	156.0	—	—	—	—	—	—	—	—	—	—	—	7.4	7.4
Subtotal	3,564.0	—	11.6	16.1	167.3	343.3	390.6	407.0	443.4	480.1	519.7	614.6	293.6	3,687.3
Europe Insolvency
2014 (2)	10.9	—	—	—	—	4.3	3.9	3.2	2.6	1.5	0.8	0.3	0.1	16.7
2015	19.0	—	—	—	—	3.0	4.4	5.0	4.8	3.9	2.9	1.6	0.4	26.0
2016	39.3	—	—	—	—	—	6.2	12.7	12.9	10.7	7.9	6.0	1.7	58.1
2017	39.2	—	—	—	—	—	—	1.2	7.9	9.2	9.8	9.4	3.8	41.3
2018	44.9	—	—	—	—	—	—	—	0.6	8.4	10.3	11.7	5.2	36.2
2019	77.2	—	—	—	—	—	—	—	—	5.1	21.1	23.9	10.8	60.9
2020	105.4	—	—	—	—	—	—	—	—	—	6.1	34.6	17.5	58.2
2021	53.3	—	—	—	—	—	—	—	—	—	—	5.4	7.0	12.4
2022	9.3	—	—	—	—	—	—	—	—	—	—	—	0.8	0.8
Subtotal	398.5	—	—	—	—	7.3	14.5	22.1	28.8	38.8	58.9	92.9	47.3	310.6
Total Europe	3,962.5	—	11.6	16.1	167.3	350.6	405.1	429.1	472.2	518.9	578.6	707.5	340.9	3,997.9
Total PRA Group	$12,225.2	$3,086.9	$908.7	$1,142.4	$1,378.7	$1,539.7	$1,492.1	$1,512.4	$1,625.0	$1,841.4	$2,005.7	$2,061.7	$925.1	$19,519.8
(1)Non-U.S. amounts are presented using the average exchange rates during the cash collection period.
(2)Includes finance receivables portfolios that were acquired through the acquisition of Aktiv Kapital AS in 2014 (as described in our 2021 Form 10-K).
(3)Includes the nonperforming loan portfolios that were acquired through our business acquisitions.
(4)Non-U.S. amounts are presented at the exchange rate at the end of the year in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the year-end exchange rate for the respective year of purchase.

Use of Non-GAAP Financial Measures

PRA Group, Inc. reports financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management uses certain non-GAAP financial measures, including Adjusted EBITDA, internally to evaluate the Company’s performance and to set performance goals. Adjusted EBITDA is calculated as net income attributable to PRA Group, Inc. plus income tax expense; less foreign exchange gain (or plus foreign exchange loss); plus interest expense, net; plus other expense (or less other income); plus depreciation and amortization; plus adjustment for net income attributable to noncontrolling interests; and plus recoveries applied to negative allowance less changes in expected recoveries. Adjusted EBITDA is a supplemental measure of performance that is not required by, or presented in accordance with, GAAP. PRA Group, Inc. presents Adjusted EBITDA because the Company considers it an important supplemental measure of operations and financial performance. Management believes Adjusted EBITDA helps provide enhanced period-to-period comparability of operations and financial performance and is useful to investors as other companies in the industry report similar financial measures. Adjusted EBITDA should not be considered as an alternative to net income determined in accordance with GAAP. Set forth below is a reconciliation of Adjusted EBITDA for the last twelve months (LTM) ended June 30, 2022 and for the year ended December 31, 2021, to net income, the most directly comparable financial measure calculated and reported in accordance with GAAP. The calculation of Adjusted EBITDA below may not be comparable to the calculation of similarly titled measures reported by other companies.

Reconciliation of Non-GAAP Financial Measures
	LTM	For the Year Ended
Adjusted EBITDA for PRA Group ($ in millions)	June 30, 2022	December 31, 2021
Net income attributable to PRA Group, Inc.	$145	$183
Adjustments:
Income tax expense	44	55
Foreign exchange (gains)/losses	(1)	1
Interest expense, net	125	124
Other expense	1	—
Depreciation and amortization	15	15
Adjustment for net income attributable to noncontrolling interests	2	12
Recoveries applied to negative allowance less Changes in expected recoveries	893	988
Adjusted EBITDA	$1,224	$1,378

Additionally, management evaluates the Company's business using certain ratios that use Adjusted EBITDA, including Debt to Adjusted EBITDA, which is calculated by dividing borrowings by Adjusted EBITDA. The following table reflects our Debt to Adjusted EBITDA for LTM as of June 30, 2022 and for the year ended December 31, 2021 (amounts in millions):

Debt to Adjusted EBITDA
	LTM	For the Year Ended
	June 30, 2022	December 31, 2021
Borrowings	$2,482	$2,609
LTM Adjusted EBITDA	1,224	1,378
Debt to LTM Adjusted EBITDA	2.03	1.89

Investor Contact:
Najim Mostamand, CFA
Vice President, Investor Relations
757-431-7913
IR@PRAGroup.com

News Media Contact:
Elizabeth Kersey
Senior Vice President, Communications and Public Policy
(757) 431-3398
Elizabeth.Kersey@PRAGroup.com